Exhibit 22

List of Guarantor Subsidiaries

The Guaranteed Notes are jointly and severally guaranteed on a full and unconditional basis by Rite Aid Corporation (incorporated in Delaware) and the following 100% owned subsidiaries of Rite Aid Corporation as of May 29, 2021:

Entity	Jurisdiction of Incorporation or Organization

Harco, Inc.	Alabama
K & B Alabama Corporation	Alabama
Rite Aid Lease Management Company (a California corporation)	California
Thrifty Corporation (a California corporation)	California
Thrifty PayLess, Inc. (a California corporation)	California
Rite Aid of Connecticut, Inc.	Connecticut
1515 West State Street Boise, Idaho, LLC (a Delaware limited liability company)	Delaware
Ascend Health Technology, LLC (a Delaware limited liability company)	Delaware
Design Rx Holdings, LLC (a Delaware limited liability company)	Delaware
Eckerd Corporation (a Delaware corporation)	Delaware
Envision Pharmaceutical Holdings LLC (a Delaware limited liability company)	Delaware
EnvisionRx Puerto Rico, Inc. (a Delaware corporation)	Delaware
Genovese Drug Stores, Inc. (a Delaware corporation)	Delaware
Health Dialog Services Corporation (a Delaware corporation)	Delaware
Hunter Lane, LLC (a Delaware limited liability company)	Delaware
JCG (PJC) USA, LLC (a Delaware limited liability company)	Delaware
JCG Holdings (USA), Inc. (a Delaware corporation)	Delaware
K & B, Incorporated (a Delaware corporation)	Delaware
Maxi Drug North, Inc. (a Delaware corporation)	Delaware
Maxi Drug South, L.P. (a Delaware limited partnership)	Delaware
Maxi Drug, Inc. (a Delaware corporation)	Delaware
Munson & Andrews, LLC (a Delaware limited liability company)	Delaware
Name Rite, LLC (a Delaware limited liability company)	Delaware
P.J.C. Distribution, Inc. (a Delaware corporation)	Delaware
P.J.C. Realty Co., Inc. (a Delaware corporation)	Delaware
PJC Lease Holdings, Inc. (a Delaware corporation)	Delaware
PJC Manchester Realty LLC (a Delaware limited liability company)	Delaware
PJC Peterborough Realty LLC	Delaware
PJC Revere Realty LLC (a Delaware limited liability company)	Delaware
PJC Special Realty Holdings, Inc. (a Delaware corporation)	Delaware
RediClinic Associates, Inc. (a Delaware corporation)	Delaware
RediClinic LLC (a Delaware limited liability company)	Delaware

Entity	Jurisdiction of Incorporation or Organization

RediClinic of PA, LLC (a Delaware limited liability company)	Delaware
Rite Aid Corporation (PARENT)	Delaware
Rite Aid Drug Palace, Inc. (a Delaware corporation)	Delaware
Rite Aid Hdqtrs. Corp. (a Delaware corporation)	Delaware
Rite Aid Hdqtrs. Funding, Inc. (a Delaware corporation)	Delaware
Rite Aid of Delaware, Inc. (a Delaware corporation)	Delaware
Rite Aid Online Store Inc. (a Delaware corporation)	Delaware
Rite Aid Payroll Management Inc. (a Delaware corporation)	Delaware
Rite Aid Realty Corp. (a Delaware corporation)	Delaware
Rite Aid Specialty Pharmacy LLC (a Delaware limited liability company)	Delaware
Rite Aid Transport, Inc. (a Delaware corporation)	Delaware
Rite Investments Corp. (a Delaware corporation)	Delaware
Rite Investments Corp., LLC (a Delaware limited liability company)	Delaware
Rx Choice, Inc. (a Delaware corporation)	Delaware
The Jean Coutu Group (PJC) USA, Inc. (a Delaware corporation)	Delaware
Thrift Drug Inc. (a Delaware corporation)	Delaware
Advance Benefits, LLC	Florida
Elixir Savings, LLC
First Florida Insurers of Tampa, LLC	Florida
Rite Aid of Georgia, Inc.	Georgia
Rite Aid of Indiana, Inc.	Indiana
Rite Aid of Kentucky, Inc.	Kentucky
K & B Louisiana Corporation	Louisiana
K & B Services, Incorporated	Louisiana
Rite Aid of Maine, Inc.	Maine
GDF, Inc.	Maryland
READ'S, Inc.	Maryland
Rite Aid of Maryland, Inc.	Maryland
PJC of Massachusetts, Inc. (a Massachusetts corporation)	Massachusetts
PJC Realty MA, Inc. (a Massachusetts corporation)	Massachusetts
1740 Associates, LLC	Michigan
Apex Drug Stores, Inc.	Michigan
PDS-1 Michigan, Inc.	Michigan
Perry Distributors, Inc.	Michigan
Perry Drug Stores, Inc.	Michigan
RDS Detroit, Inc.	Michigan
Rite Aid of Michigan, Inc.	Michigan
Laker Software, LLC	Minnesota
K & B Mississippi Corporation	Mississippi
Elixir Rx Solutions, LLC	Missouri
Elixir Rx Solutions of Nevada	Nevada
Rite Aid of New Hampshire, Inc.	New Hampshire
Lakehurst and Broadway Corporation	New Jersey

Entity	Jurisdiction of Incorporation or Organization

Rite Aid of New Jersey, Inc.	New Jersey
Rite Aid of New York, Inc. (a New York corporation)	New York
Rite Aid Rome Distribution Center, Inc. (a New York corporation)	New York
EDC Drug Stores, Inc.	North Carolina
Rite Aid of North Carolina, Inc.	North Carolina
4042 Warrensville Center Road - Warrensville Ohio, Inc.	Ohio
5600 Superior Properties, Inc.	Ohio
Broadview and Wallings-Broadview Heights Ohio, Inc.	Ohio
Elixir Rx Solutions, LLC	Ohio
Gettysburg and Hoover - Dayton, Ohio, LLC	Ohio
Elixir Pharmacy, LLC	Ohio
Rite Aid of Ohio, Inc.	Ohio
Elixir Rx Options, LLC	Ohio
The Lane Drug Company	Ohio
Rite Aid of Pennsylvania, LLC (Formerly Rite Aid of Pennsylvania, Inc.)	Pennsylvania
PJC of Rhode Island, Inc.	Rhode Island
Rite Aid of South Carolina, Inc.	South Carolina
K & B Tennessee Corporation	Tennessee
Rite Aid of Tennessee, Inc.	Tennessee
K & B Texas Corporation (a Texas corporation)	Texas
RCMH, LLC (a Texas limited liability company)	Texas
Rx Initiatives, L.L.C.	Utah
Maxi Green, Inc.	Vermont
PJC of Vermont, Inc.	Vermont
Rite Aid of Vermont, Inc.	Vermont
Rite Aid of Virginia, Inc.	Virginia
Rite Aid of Washington, D.C., Inc.	Wash. D.C.
5277 Associates, Inc.	Washington
The Bartell Drug Company	Washington
Rite Aid of West Virginia, Inc.	West Virginia
Design Rx, LLC	Wyoming
Design Rxclusives, LLC	Wyoming